SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) April 29, 1999



                           Curative Health Services, Inc.
             (Exact name of registrant as specified in its charter)



 Minnesota                       000-19370                   41-1503914
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)


 150 Motor Parkway Hauppauge, NY                             11788-5145
(Address of principal executive offices)                    (Zip code)


 Registrant's telephone number, including area code:        (516)232-7000



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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Item 5. Other Events.

The Company and its officers and directors have been named as defendants in three class actions pending in the U.S. District Court for the Eastern District of New York alleging securities fraud claims under the Securities Exchange Act of 1934. The three securities class action cases follow the disclosure on April 9, 1999 that the U.S. Department of Justice had joined in a "whistleblower" lawsuit charging the Company with Medicare fraud. The Plaintiffs essentially are asserting that the Company materially overstated its earnings by knowingly failing to disclose its purportedly improper contractual charges to hospitals.

The Company, itself, is neither a provider nor a supplier participating in the Medicare program. The Company has entered into contracts with more than 170 hospitals for its services in managing Wound Care Centers. The Company believes its charges, to the hospitals, are fair market value for the services that it furnishes.

The Company will defend itself vigorously in the securities class actions. The Company believes that it has made appropriate and timely disclosure concerning the facts, which are the subject of the "whistleblower" lawsuit.




Item 7. Financial Statements and Exhibits.

        (a)(b) No financial statements or proforma financial information filed herein.

        (c)    No exhibits are filed as part of this Report.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     Curative Health Services, Inc.
                                    (Registrant)



 Date:  April 29, 1999               By:  /s/  John C. Prior
                                     ---------------------------------
                                     John C. Prior
                                     Senior Vice President/Finance and CFO